UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2008, Amylin’s Board of Directors awarded 2007 cash bonuses to Amylin’s “named executive officers” (as defined by SEC regulations) as follows:  Daniel M. Bradbury:  $192,950; Mark G. Foletta: $61,300; Alain D. Baron: $68,180; Orville G. Kolterman: $68,180; and Marcea Bland Lloyd: $57,970.

In addition, on March 4, 2008, Amylin’s Board of Directors approved 2008 base salaries for the named executive officers as follows:  Daniel M. Bradbury: $675,000; Mark G. Foletta: $419,750; Alain D. Baron: $440,000; Orville G. Kolterman: $440,000; and Marcea Bland Lloyd: $400,125.

On March 4, 2008, Amylin’s Board of Directors granted options to the named executive officers pursuant to Amylin’s 2001 Equity Incentive Plan to purchase the following number of shares of Amylin common stock:  Daniel M. Bradbury: 275,000 shares; Mark G. Foletta: 70,000 shares; Alain D. Baron: 65,000 shares; Orville G. Kolterman: 65,000 shares; and Marcea Bland Lloyd: 55,000 shares.  The options are exercisable at a price equal to the closing price of Amylin’s common stock on the date of grant.  The options have a term of 7 years and fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 7, 2008	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary